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                              INDEPENDENT AUDITORS' REPORT
                              ----------------------------

The Board of Directors
Worthen Banking Corporation:

We have audited the consolidated balance sheets of Worthen Banking Corporation and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended (not presented separately herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Worthen Banking Corportaion and Subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

We previously audited and reported on the consolidated financial statements of Worthen Banking Corporation and Subsidiaries as of and for the years ended December 31, 1992, prior to their restatement for the 1993 pooling of interests. The contribution of Worthen Banking Corporation and Subsidiaries to total assets represented 79% of the respective restated total as of December 31, 1992; and, the contribution of Worthen Banking Corporation and Subsidiaries to net interest income and net income represented 78% and 90% of the respective restated totals for 1992.
Separate financial statements of the other companies included in the 1992 restated consolidated financial statements were audited and reported on separately by other auditors. We also audited the combination of the accompanying consolidated financial statements as of and for the year ended December 31, 1992, after restatement for the 1993 pooling of interests; in our opinion, such consolidated statements have been properly combined on the basis described in Note B of notes to consolidated financial statements.

As discussed in Note E to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, in 1994. Also, as discussed in Note R to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES, in 1993.


                                              /s/ KPMG Peat Marwick LLP

Little Rock, Arkansas
February 24, 1995